EXHIBIT 99.1

NOTICE OF REDEMPTION

THE INTERPUBLIC GROUP OF COMPANIES, INC.
10.00% Senior Notes due 2017
CUSIP No. 460690BF6/ISIN No. US460690BF60

NOTICE IS HEREBY GIVEN, pursuant to Article 11 of the indenture dated as of November 12, 2004 (the “Base Indenture”) between The Interpublic Group of Companies, Inc. (the “Company”) and SunTrust Bank (to the interests of which as indenture trustee U.S. Bank National Association has succeeded) (the “Trustee”), Section 2.03(c) of the Seventh Supplemental Indenture dated as of June 15, 2009 (the “Seventh Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, and Paragraphs 5 and 6 of the 10.00% Senior Notes due 2017 (the “Notes”), that the Company will redeem all of the outstanding Notes on July 15, 2013 (the “Redemption Date”) at a price (the “Redemption Price”) equal to 105% of the principal amount of the Notes. The principal amount of the Notes outstanding is $600,000,000.

On the Redemption Date, the Redemption Price will become due and payable. Interest on the Notes will cease to accrue on and after the Redemption Date, and unless the Company defaults in making payment of such Redemption Price, the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes. Payment of the Redemption Price will be made upon presentation and surrender of the Notes in the following manner:

If by Mail:                        If by Hand or Overnight Mail:
U.S. Bank                        U.S. Bank
Corporate Trust Services                Corporate Trust Services
P.O. Box 64111                    60 Livingston Avenue
St. Paul, MN 55164-0111                1st Fl. - Bond Drop Window

St. Paul, MN 55107

The Interpublic Group of Companies, Inc.
	By:	U.S. Bank National Association
as Trustee
as Trustee
Dated: As of June 14, 2013

The CUSIP number has been assigned to this issue by organizations not affiliated with the Issuer or the Trustee and is included solely for the convenience of the noteholders. Neither the Issuer nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the notes or as indicated in this Notice of Redemption.